UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): April 1, 2020

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	ARL	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On April 1, 2020, American Realty Investors, Inc. (“ARL” or the “Company”) announced its operational results for the year ended December 31, 2019. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated April 1, 2020

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 2, 2020

AMERICAN REALTY INVESTORS, INC.

	By:	/s/ Daniel J. Moos
Daniel J. Moos
President and
Chief Executive Officer

Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: American Realty Investors, Inc. Investor Relations Daniel Moos (469) 522-4200 investor.relations@americanrealtyinvest.com

American Realty Investors, Inc. reports 2019 results

Dallas (April 1, 2020) - American Realty Investors, Inc. (NYSE:ARL), a Dallas-based real estate investment company, is reporting its Results of Operations for the year ended December 31, 2019. The Company’s holdings consist of Transcontinental Realty Investors, Inc. (NYSE: TCI). Being that The Company’s operational activities are limited to the ownership of TCI, this annual report will primarily discuss the operational activity of TCI. With the current Coronavirus presenting a concern it was deemed appropriate to provide additional context to both the past years results and our business outlook. We remain confident the underlying need for quality multi-family housing will remain strong. Should circumstances change or our view be less optimistic, we have the ability to dramatically slow our pace of our new development efforts. For example, to date, TCI’s existing portfolio has seen a significant increase in value. For FYE 2018, same store aggregate appraised value of TCI’s holdings was approximately $244.4 million. Whereas for FYE 2019, same store aggregate appraised value of TCI’s holdings was $298.7 million. This represents a $54.2 million or 22% increase in overall asset value year over year.

Though the Company reported a net loss of $15.9 million or $1.00 per diluted share loss, this was driven by the overall strategic direction we adopted for TCI several years ago, of both investing and expanding the core multi-family portfolio. In particular, as certain new multifamily development projects are completed, in which the Company has made significant new investments, it is expected that net income will be positively impacted in 2020 and 2021. Also, the Company retired higher interest rate debt with lower cost capital, purchased a ground lease, and made sizeable tenant capital improvements tied to the commercial portfolio.

The significant differences between FYE 2018 and 2019 are specifically and directly related to the following components:

1.	In November 2018 the Company created a new subsidiary Victory Abode Apartments, LLC (“VAA”) and contributed 52 multi-family projects that it owned and operated to VAA. TCI subsequently sold a 50% interest to a third party and recorded a $154.1 million gain. This transaction transferred a significant portion of Revenue to VAA and is attributed for the reduction in revenue from $121.0 million in 2018 to $47.9 million in 2019. The Gain on disposition of this transaction is currently being deployed for the development of new multifamily properties according to TCI’s overall strategy. TCI’s efforts in 2019 were to continue to grow and develop new multifamily properties and the integration of certain operating processes with regards to VAA.

3

In February of 2020, Standard & Poor’s Global Ratings announced the increase of Southern Properties Capital (a wholly owned subsidiary of TCI) issued rating to A- from BBB+ for bonds (Series A and B). In addition, Series C bond rating (secured by one of Southern Properties Capital’s commercial properties) increased to A from A-. These credit rating increases are due to S&P’s expectation of continued improvement in coverage ratios tied to the expansion of The Company’s portfolio.

In 2019, TCI deployed over $33.7 million towards the development of over 2,600 units across more than 6 projects. There are also over a dozen projects in the pipeline that include parcels of land already owned by the Company. This recapitalization will strengthen TCI’s position in the marketplace and overall financial health for the benefit of its shareholders. There was also $25 million dedicated to Windmill Farms development; the Company anticipates revenues exceeding that amount over the next few years, plus recovery tied to the reimbursement of development expenses by the issuance of revenue bond sales tied to the Water District.

2.	All new multifamily real estate projects within TCI’s future pipeline are progressing in various stages of development. This requires initial investment with little to no cash flow from operations until additional assets become stabilized.

The Company believes that both the development of new projects and the historically low interest rate environment has positioned the Company along the strategic lines that it previously indicated. The Company has created a dynamic platform to continue its expansion in the multifamily sector. The ongoing plan is to continue to develop and acquire apartments in the geographic markets where demand exceeds supply.

Revenues

Rental and other property revenues were $47.9 million for the year ended December 31, 2019. This represents a decrease of $73.1 million, as compared to the prior year revenues of $121.0 million. The decrease is primarily due to the contribution of fifty-two properties to the joint venture VAA on November 19, 2018.

Expenses

Property operating expenses were $25.7 million for the year ended December 31, 2019. This represents a decrease of $33.9 million, compared to the prior year operating expenses of $59.6 million. The decrease is primarily due to the contribution of fifty-two properties to the joint venture VAA on November 19, 2018.

Depreciation and amortization expenses were $13.4 million for the year ended December 31, 2019. This represents a decrease of $9.3 million compared to prior year depreciation of $22.7 million. The decrease is primarily due to the contribution of fifty-two properties to the joint venture VAA on November 19, 2018.

General and administrative expenses were $13.3 million for the year ended December 31, 2019. This represents a decrease of $0.6 million compared to the prior year expenses of $12.7 million. There was a $0.5 million decrease reflected to Advisory fees. The overall SG&A costs did not decrease associated with the JV, as the principal partners contribute resources on a non-allocated basis.

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Other income (expense)

Interest income was $25.9 million for the year ended December 31, 2019 compared to $21.6 million for the year ended December 31, 2018 for an increase of $4.3 million. This increase was primarily due to an increase of $3.8 million in interest on receivable owed from the Advisor.

Mortgage and loan interest expense was $39.9 million for the year ended December 31, 2019. This represents a decrease of $26.2 million compared to the prior year expense of $66.1 million. The decrease is primarily due to the contribution of fifty-two properties to the joint venture VAA on November 19, 2018.

There was no material gain or loss on sales of income producing properties during the year ended December 31, 2019, as our focus was not on the sale of any assets. Over the past several years we have successfully disposed of underperforming assets. As such, there are only a few remaining assets that we have a strong intention of selling. There are also a few more strategic assets that we are positioned for sale as market conditions dictate.

The company recorded a non-cash charge of $15.1 million tied to currency rate exposure associated with TCI’s Bond Offering (SPC). Historically, the exchange ratio reflects an imbalance which is not expected to continue. To this point; the exchange rate has enhanced since 12/31/19. It should be noted that we completed a currency transaction on 3/18/20 that covered the July 2020 Bond payment. In reality this transaction dropped the projected non-cash loss by over $1.3 million.

Gain on land sales was $15.3 million and $17.4 million for the years ended December 31, 2019 and 2018, respectively.

Other income was $11.0 million and $28.9 million for the years ended December 31, 2019 and 2018, respectively. TCI’s Other income category is traditionally low and was abnormally high in 2018 due to a $17.6 million gain recognized in September 2018 for deferred income associated with the sale of assets, as well as income of approximately $7.6 million from insurance proceeds on Mahogany Run Golf Course.

About American Realty Investors, Inc.

American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including apartments, office buildings, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. For more information, visit the Company’s website at www.americanrealtyinvest.com.

AMERICAN REALTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2019	2018	2017
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $841, $144 and $839 for the year ended 2019, 2018 and 2017, respectively, from related parties)	$47,970	$120,956	$126,221

Expenses:
Property operating expenses (including $991, $254 and $959 for the year ended 2019, 2018 and 2017, respectively, from related parties)	25,694	59,587	64,091
Depreciation and amortization	13,379	22,670	25,679
General and administrative (including $4,429, $1,267and $3,225 for the year ended 2019, 2018 and 2017, respectively, from related parties)	13,336	12,708	7,691
Net income fee to related party	357	631	250
Advisory fee to related party	6,612	11,475	11,082
Total operating expenses	59,378	107,071	108,793
Net operating (loss) income	(11,408)	13,885	17,428

Other income (expenses):
Interest income (including $23,760, $5,406 and $16,298 for the year ended 2019, 2018 and 2017, respectively, from related parties)	25,955	21,645	18,941
Other income	11,018	28,993	4,082
Mortgage and loan interest (including $9,282, $2,240 and $6,695 for the year ended 2019, 2018 and 2017, respectively, from related parties)	(39,860)	(66,063)	(66,171)
Loss on the sale of investments	—	—	(331)
Foreign currency transaction gain (loss)	(15,108)	12,399	(4,536)
Loss on extinguishment of debt	(5,219)	—	—
Equity (loss) earnings from VAA	(2,774)	44	—
Earnings from unconsolidated subsidiaries and investees	461	1,469	309
Total other (expenses)	(25,527)	(1,513)	(47,706)
(Loss) income before gain on land sales, non-controlling interest, and taxes	(36,935)	12,372	(30,278)
Gain on disposition of 50% interestt in VAA	—	154,126	—
Gain on sale of income-producing properties	(80)	—	16,698
Gain on land sales	15,272	17,404	4,884
Net (loss) income from continuing operations before taxes	(21,743)	183,902	(8,696)
Income tax expense	—	(1,210)	(180)
Net (loss) income from continuing operations	(21,743)	182,692	(8,876)
Net (loss) income	(21,743)	182,692	(8,876)
Net loss (income) attributable to non-controlling interest	5,785	(8,993)	445
Net (loss) income attributable to American Realty Investors, Inc.	(15,958)	173,699	(8,431)
Preferred dividend requirement	(1)	(901)	(1,105)
Net (loss) income applicable to common shares	$(15,959)	$172,798	$(9,536)
Earnings per share - basic
Net (loss) income from continuing operations	$(1.36)	$11.37	$(0.64)
Net (loss) income applicable to common shares	$(1.00)	$10.81	$(0.61)

Earnings per share - diluted
Net (loss) income from continuing operations	$(1.36)	$10.89	$(0.64)
Net (loss) income applicable to common shares	$(1.00)	$10.35	$(0.61)

Weighted average common shares used in computing earnings per share	15,997,076	15,982,528	15,514,360
Weighted average common shares used in computing diluted earnings per share	15,997,076	16,697,966	15,514,360

Amounts attributable to American Realty Investors, Inc.
Net (loss) income from continuing operations	$(21,743)	$182,692	$(8,876)
Net (loss) income applicable to common shares	$(15,959)	$172,798	$(9,536)

AMERICAN REALTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$469,997	$455,993
Real estate subject to sales contracts at cost	7,966	3,149
Less accumulated depreciation	(90,173)	(78,099)
Total real estate	387,790	381,043

Notes and interest receivable (including $105,524 in 2019 and $105,803 in 2018 from related parties)	169,299	140,327
Less allowance for estimated losses (including $13,099 and $14,269 in 2019 and 2018 from related parties)	(13,099)	(14,269)
Total notes and interest receivable	156,200	126,058

Cash and cash equivalents	51,228	36,428
Restricted cash	32,083	70,187
Investment in VAA	59,148	68,399
Investment in other unconsolidated investees	8,507	7,602
Receivable from related party	85,996	70,377
Other assets	49,689	66,055
Total assets	$830,641	$826,149
Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$254,873	$286,968
Bond and interest payable	229,722	158,574
Deferred revenue (including $24,762 in 2019 and $33,904 in 2018 to related parties)	24,762	33,904
Accounts payable and other liabilities (including $11,817 in 2019 and $9,984 in 2018 to related parties)	24,768	25,576
Total liabilities	534,125	505,022

Shareholders’ equity:

Preferred stock, Series A: $2.00 par value, authorized 15,000,000 shares, issued 614 and outstanding 1,800,614 in 2019 and 2018 (liquidation preference $10 per share), including 1,800,000 shares held by ARL and its subsidiaries in 2019 and 2018.	5	5
Common stock, $0.01 par value, 100,000,000 shares authorized; 16,412,861 shares issued and 15,997,076 outstanding as of 2019 and 2018 , including 140,000 shares held by TCI (consolidated) in 2019 and 2018.	164	164
Treasury stock at cost; 415,785 shares in 2019 and 2018, and 140,000 shares held by TCI (consolidated) as of 2019 and 2018.	(6,395)	(6,395)
Paid-in capital	82,017	84,885
Retained earnings	163,708	179,666
Total American Realty Investors, Inc. shareholders’ equity	239,499	258,325
Non-controlling interest	57,017	62,802
Total shareholders’ equity	296,516	321,127
Total liabilities and shareholders’ equity	$830,641	$826,149